FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On November 2, 2016, Second Sight Medical Products, Inc. (the “Company”) issued a press release announcing a final CMS Hospital Outpatient Payment rate of $150,000.50 for implantation of the Argus® II retinal prosthesis during calendar year 2017.

In addition, the Company announced that the American Medical Association (AMA) Current Procedural Terminology (CPT®) Editorial Panel approved two new Category III CPT codes for initial programming and subsequent reprogramming of the Argus II.

With the addition of these two new CPT codes for post-operative programming and reprogramming services, clinicians will be able to report and bill all services relating to implantation and programming the Argus II. The new CPT codes will be published on January 1, 2017 and can be reported by clinicians beginning on July 1, 2017. Previously, the Company obtained a Category III CPT code for the implantation procedure.

A copy of the Company’s press release entitled “Second Sight Announces Final CMS Hospital Outpatient Payment Rate for 2017 and Two New CPT Codes for Programming the Argus II Retinal Prosthesis System” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release entitled “Second Sight Announces Final CMS Hospital Outpatient Payment Rate for 2017 and Two New CPT Codes for Programming the Argus II Retinal Prosthesis System” issued November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer